Exhibit 24
                                                                Page 1 of 2


                        CONSTELLATION ENERGY GROUP, INC.

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Constellation Energy Group, Inc. hereby constitute and appoint C. H. Poindexter, and David A. Brune, and each of them their true and lawful attorneys and agents to do any and all acts and things and to execute, in their names any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the registration under said Act of 2,000,000 shares of Constellation Energy Group, Inc. Common Stock (without par value) to be offered pursuant to the Constellation Energy Group, Inc. Management Long-Term Incentive Plan, all as authorized by Resolutions adopted by the Board of Directors of Constellation
Energy Group, Inc. at a meeting held on September 22, 2000, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below, to any registration statements to be filed with the Securities and Exchange Commission in respect of said Common Stock, to any and all amendments to any registration statement in respect to said Common Stock and to any instruments or documents filed as part of or in connection with said registration statements or amendments to such documents; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 22nd day of September, 2000.

                                                                       Signature

Principal Executive Officer

  and Director                                        /s/ C. H. Poindexter
                                              ----------------------------------
                                                      C. H. Poindexter
                                              Chairman of the Board and Director


Principal Financial and

  Accounting Officer                                  /s/ David A. Brune
                                               ---------------------------------
                                                          David A. Brune
                                                          Vice President

                                                                     Exhibit 24
                                                                    Page 2 of 2

                                                     Power   of    Attorney   in
                                                     connection     with     the
                                                     registration  of  2,000,000
                                                     shares   of   Constellation
                                                     Energy Group,  Inc.  Common
                                                     Stock  (without  par value)
                                                     to be offered  pursuant  to
                                                     the  Constellation   Energy
                                                     Group,   Inc.    Management
                                                     Long-Term Incentive Plan.

                                    Directors

/s/ H. Furlong Baldwin                       /s/ Jerome W. Geckle


/s/ Douglas L. Becker                        /s/ Nancy Lampton


/s/ James T. Brady                           /s/ Charles R. Larson


/s/ Beverly B. Byron                          /s/ Roger W. Gale


/s/ J. Owen Cole                             /s/ George L. Russell, Jr., Esq.


/s/ Dan A. Colussy                           /s/ Mayo A. Shattuck, III


/s/ Edward A. Crooke                         /s/ Michael D. Sullivan


/s/ James R. Curtis, Esq.





Dated:  September 22, 2000